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                                  EXHIBIT 21.1
                      RECKSON OPERATING PARTNERSHIP, L. P.
                            STATEMENT OF SUBSIDIARIES


Name                                                   State of Organization
---------------------------------------------------    ------------------------
100 Wall Company LLC                                   Delaware
100 Wall Mezz Lender LLC                               Delaware
100 Wall MM LLC                                        Delaware
1055 Washington Boulevard LLC                          Delaware
1166 Junior Mezz Lender LLC                            Delaware
1305 Walt Whitman LLC                                  Delaware
1325 Class B Holder LLC                                Delaware
1325 Mezz Lender LLC                                   Delaware
1350 Corp LLC                                          Delaware
1350 LLC                                               Delaware
1350 Mezzanine Corp.                                   Delaware
1350 Mezzanine LLC                                     Delaware
275 Broadhollow LLC                                    Delaware
360 Hamilton Plaza, L.L.C.                             Delaware
400 Garden City LLC                                    Delaware
520 L.L.C.                                             Delaware
72 Madison Mezz Lender LLC                             Delaware
90 Merrick LLC                                         Delaware
919 JV LLC                                             Delaware
919 Member LLC                                         Delaware
919 Property Manager LLC                               Delaware
919 Third Avenue LLC                                   Delaware
BEC EAB LLC                                            Delaware
Cragwood LLC                                           Delaware
Magnolia Associates, LTD                               Florida
Metropolitan 810 7th Ave MM, LLC                       Delaware
Metropolitan 810 7th Ave, LLC                          Delaware
Metropolitan 919 3rd Ave LLC                           Delaware
Metropolitan 919 Manager LLC                           Delaware
Metropolitan 919 MM LLC                                Delaware
Metropolitan Mineola GP LLC                            Delaware
Metropolitan Operating Partnership, L.P.               Delaware
Metropolitan Orlando GP LLC                            Delaware
Metropolitan Partners LLC                              Delaware
Omni Partners, L.P.                                    Delaware
One Court Square Holdings LLC                          Delaware
One Court Square Member LLC                            Delaware
RA 10 Rooney Circle LLC                                Delaware
RA 10 Rooney Circle Owner  LLC                         Delaware
RA 100 Executive Drive LLC                             Delaware
RA 100 Grasslands Road LLC                             Delaware
RA 119 Cherry Hill Road LLC                            Delaware
RA 150 Motor Parkway LLC                               Delaware
RA 1660 Walt Whitman Road LLC                          Delaware
RA 200 Broadhollow Road LLC                            Delaware
RA 200 Broadhollow Road Owner LLC                      Delaware
RA 200 Executive Drive LLC                             Delaware
RA 225 High Ridge LLC                                  Delaware
RA 300 Executive Drive LLC                             Delaware
RA 300 Motor Parkway LLC                               Delaware
RA 35 Pinelawn Road LLC                                Delaware
RA 492 River Road LLC                                  Delaware
RA 50 Marcus Drive LLC                                 Delaware
RA 505 White Plains Road LLC                           Delaware
RA 520 Broadhallow Road LLC                            Delaware
RA 55 Charles Lindenbergh Boulevard LLC                Delaware
RA 55 CLB LLC                                          Delaware
RA 555 White Plains Road LLC                           Delaware
RA 555 White Plains Road Owner  LLC                    Delaware
RA 560 White Plains Road LLC                           Delaware
RA 560 White Plains Road Owner LLC                     Delaware
RA 580 White Plains Road LLC                           Delaware
RA 660 White Plains Road LLC                           Delaware
RA 6800 Jericho Turnpike LLC                           Delaware
RA 6900 Jericho Turnpike LLC                           Delaware
RA 710 Bridgeport Avenue LLC                           Delaware
RA 72 Eagle Rock Avenue LLC                            Delaware
RA 80 Grasslands Road LLC                              Delaware
RA 88 Duryea Road LLC                                  Delaware
RA 99 Cherry Hill Road LLC                             Delaware

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Name                                                   State of Organization
---------------------------------------------------    ------------------------
RANY Management Group                                  Delaware
RANY Management Group, Inc.                            Delaware
RCG Holdings Inc.                                      Delaware
RCG Kennedy Drive LLC                                  Delaware
Reckson 1 Giralda LLC                                  Delaware
Reckson 1166  Bridge LLC                               Delaware
Reckson 1185 Avenue of the Americas LLC                Delaware
Reckson 120 White Plains Road LLC                      New York
Reckson 300 Broadhollow LLC                            Delaware
Reckson 520 Holdings LLC                               Delaware
Reckson 7 Giralda LLC                                  Delaware
Reckson 7 Giralda Owner LLC                            Delaware
Reckson 711Westchester Avenue LLC                      Delaware
Reckson Acquisition LLC                                Delaware
Reckson Associates Realty Corp.                        Delaware
Reckson Australia Asset Manager LLC                    Delaware
Reckson Australia Holdings LLC                         Delaware
Reckson Australia LPT Corporation                      Maryland
Reckson Australia Operating Company LLC                Delaware
Reckson Australian RE Holdings Inc                     Delaware
Reckson Construction & Development LLC                 Delaware
Reckson Construction Group New York, Inc.              New York
Reckson Court Square LLC                               Delaware
Reckson Cross Westchester  IV LLC                      Delaware
Reckson Cross Westchester  LLC                         Delaware
Reckson Cross Westchester  V LLC                       Delaware
Reckson Cross Westchester II LLC                       Delaware
Reckson Cross Westchester III LLC                      Delaware
Reckson EAB, LLC                                       Delaware
Reckson Finance, Inc.                                  Delaware
Reckson Financing LLC                                  Delaware
Reckson FS Limited Partnership                         Delaware
Reckson Management Group, Inc.                         New York
Reckson Management Partners, L.L.C.                    New York
Reckson Mezz 1185 Avenue of the Americas LLC           Delaware
Reckson Mezz. LLC                                      New York
Reckson MHC LLC                                        Delaware
Reckson Plaza LLC                                      Delaware
Reckson Protective TRS Corp                            Delaware
Reckson Short Hills, LLC                               Delaware
Reckson Tilles Mezz Lender LLC                         Delaware
Reckson Tri-State Member LLC                           Delaware
Reckson/Stamford Towers, LLC                           Delaware
RM Square, LLC                                         New York
ROP EAB Funding LLC                                    Delaware
ROP Mezzanine Holdings, LLC                            Delaware
RT Tri-State LLC                                       Delaware
Tower Mineola L.P.                                     Delaware
Reckson Australian Management Limited                  Victoria, AU